UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 6, 2009

SOUTH TEXAS OIL COMPANY
(Exact name of Registrant as specified in charter)

Nevada	0-50732	74-2949620
(State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification)

300 E Sonterra Blvd, Suite 1220, San Antonio, TX	78258
(Address of principal executive offices)	(Zip Code)

(210)545-5994 (Telephone) (210)545-3317 (Fax)
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act   (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

SECTION 3 – Securities and Trading Markets

ITEM 3.03 Material Modification to Rights of Securities Holders

At a Special of Meeting of the Board of Directors of South Texas Oil Company (the “Company”), Article II, Section 2.8 and Article IX Section 9.1 of the Bylaws of the Company were amended, effective February 6, 2009, by a unanimous vote of the Board.

“Section 2.8 – Consent of Stockholders” contained in “Article II – Meeting of Stockholders” of the Company’s Bylaws, was amended to provide for a written consent by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents shall govern, as provided in Nevada Revised Statues 78.320(2).

“Section 9.1 – “Declaration” contained in “Article IX – Dividends” of the Company’s Bylaws was amended to provide for the declaration of dividends, if any, on a quarterly basis by the Board of Directors and the payment thereof in cash or by the issuance of like capital stock of the Company, as provided in Nevada Revised Statues 78.215(3).

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

3(ii)           Bylaws of South Texas Oil Company (as amended)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2008

South Texas Oil Company

By: /s/ Michael J. Pawelek
Michael J. Pawelek, Chief Executive Officer